EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated March 31, 2006, relating to the consolidated financial statements of Behringer Harvard Opportunity REIT I, Inc. and subsidiaries as of and for the year ended December 31, 2005, and contained in Post-Effective Amendment No. 5 to Registration Statement No. 333-120847 on Form S-11.

/s/ Deloitte & Touche LLP

Dallas, Texas
November 17, 2006